Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Post-effective Amendment No. 1 to Registration Statement No. 33-46327 of Huntington Bancshares Incorporated on Form S-8 of our report dated June 24, 2005, appearing in this Annual Report on Form 11-K of Huntington Investment and Tax Savings Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Columbus, Ohio
June 27, 2005

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